CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13 of Registration Statement No. 333-52689 of RBC Variable Life Account A (the "Variable Life Account") of Liberty Life Insurance Company on Form N-6 of our report dated April 25, 2007, related to the financial statements of the sub-accounts comprising the Variable Life Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Life Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 25, 2007



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 13 of Registration Statement No. 333-52689 of RBC Variable Life Account A (the "Variable Life Account") of Liberty Life Insurance Company (the "Company") on Form N-6 of our report dated April 25, 2007, related to the statutory-basis financial statements of the Company (which report expresses an unqualified opinion on such statutory-basis financial statements; includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the South Carolina Department of Insurance, and such practices differ from accounting principles generally accepted in the United States of America; expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America; and includes an explanatory paragraph relating to the statutory merger that occurred in 2006), appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Life Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
April 25, 2007